Exhibit 99.1

Bio-Path Holdings to Present at the H.C. Wainwright 22nd Annual Global Investment Conference

HOUSTON – September 9, 2020 – Bio-Path Holdings, Inc., (NASDAQ: BPTH), a biotechnology company leveraging its proprietary DNAbilize™ liposomal delivery and antisense technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced that Peter H. Nielsen, Chief Executive Officer, will present a corporate overview at the upcoming virtual H.C. Wainwright 22nd Annual Global Investment Conference on Wednesday, September 16, 2020 at 11:30 a.m. ET.

A live webcast of the presentation can be accessed under “Events” in the Media section of the Company’s website at www.biopathholdings.com.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company developing DNAbilize®, a novel technology that has yielded a pipeline of RNAi nanoparticle drugs that can be administered with a simple intravenous transfusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, targeting the Grb2 protein), is in a Phase 2 study for blood cancers and is under consideration by the FDA to commence Phase 1 studies in solid tumors. This is followed by BP1002, targeting the Bcl-2 protein, where it will be evaluated in lymphoma and solid tumors clinical studies.

For more information, please visit the Company's website at http://www.biopathholdings.com.

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Contact Information:

Investors

Will O’Connor

Stern Investor Relations

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369